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                                                                     EXHIBIT 5.1

                            Fulbright & Jaworski L.L.P.
                            1301 McKinney, Suite 5100
                            Houston, Texas 77010-3095


October 23, 2001


Enbridge Energy Company, Inc.
Lake Superior Place 21 West Superior Street
Duluth, Minnesota 55802


Ladies and Gentlemen:


         We have acted as counsel to Enbridge Energy Partners, L.P., a Delaware limited partnership (formerly Lakehead Pipe Line Partners, L.P., the "Partnership"), and Enbridge Energy Company, Inc.(formerly Lakehead Pipe Line Company, Inc.), a Delaware corporation and the general partner of the Partnership, with respect to certain legal matters in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the "Act"), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Act, of units representing limited partner interests in the Partnership (the "Class A Common Units"). We have also participated in the preparation of the Prospectus (the "Prospectus") contained in the Partnership's Registration Statement on Form S-3 (Reg. No. 333-59758) (the "Registration Statement") to which this opinion in an exhibit.


         As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, partnership and corporate records and documents, including the Amended and Restated Partnership Agreement of the Partnership (the "Partnership Agreement"), certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) all the Class A Common Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and (iii) a definitive purchase, underwriting or similar agreement with respect to any the Class A Common Units offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto.

         Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         1. The Partnership has been duly formed and is an existing limited partnership under the Delaware Revised Uniform Limited Partnership Act; and


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         2.   When (i) the Partnership has taken all necessary action to approve the issuance of the Class A Common Units, the terms of the offering and related matters and (ii) the Class A Common Units have been issued and delivered in accordance with terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, then the Class A Common Units will be validly issued, fully paid and non-assessable.

         We have assumed, without independent verification, that the certificates for the Class A Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Class A Common Units.

         The foregoing opinion is limited to the federal laws of the United States of America, the laws of the State of Texas and the Revised Uniform Limited Partnership Act of the State of Delaware and the Constitution of the State of Delaware, each as interpreted by the courts of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus.

                                      Very truly yours,

                                      /s/ FULBRIGHT & JAWORSKI  L.L.P.

                                      Fulbright & Jaworski L.L.P.